Exhibit 3.2 Bylaws

                                     BYLAWS

                                       OF

                           ZEN POTTERY EQUIPMENT, INC.


                                    ARTICLE I
                                     Offices
                                     -------

     The principal office of the Corporation shall initially be located at 77 Lipan Street, Denver, Colorado 80223. The Corporation may have other offices at such places within or without the State of Colorado as the Board of Directors may from time to time establish.

                                   ARTICLE II
                           Registered Office and Agent
                           ---------------------------

     The registered office of the Corporation in Colorado shall be located at 77 Lipan Street, Denver, Colorado 80223 and the registered agent shall be Zen Z. Pool, III. The Board of Directors may, by appropriate resolution from time to time, change the registered office and/or agent.


                                   ARTICLE III
                            Meetings of Stockholders
                            ------------------------

     Section 1. Annual Meetings.
     ---------------------------
     The annual meeting of the Stockholders for the election of Directors and for the transaction of such other business as may properly come before such meeting shall be held at such time and date as the Board of Directors shall designate from time to time by resolution duly adopted.

     Section 2. Special Meetings.
     ----------------------------
     A special meeting of the Stockholders may be called at any time by the President or the Board of Directors, and shall be called by the President upon the written request of Stockholders of record holding in the aggregate twenty per cent (20%) or more of the outstanding shares of stock of the Corporation entitled to vote, such written request to state the purpose or purposes of the meeting and to be delivered to the President.

     Section 3. Place of Meetings.
     -----------------------------
     All meetings of the Stockholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Colorado, as shall be determined from time to time by the Board of Directors or the Stockholders of the Corporation.

     Section 4. Change in Time or Place of Meetings.
     -----------------------------------------------
     The time and place specified in this Article III for annual meetings shall not be changed within thirty (30) days next before the day on which such meeting is to be held. A notice of any such change shall be given to each Stockholder at least twenty (20) days before the meeting, in person or by letter mailed to his last known post office address.

     Section 5. Notice of Meetings.
     ------------------------------
     Written notice, stating the place, day and hour of the meeting, and in the case of a special meeting, the purposes for which the meeting is called, shall be given by or under the direction of the President or Secretary at least ten
(10) days but not more than fifty (50) days before the date fixed for such meeting; except that if the number of the authorized shares of the Corporation are to be increased, at least thirty (30) days' notice shall be given. Notice shall be given to each Stockholder entitled to vote at such meeting, of record at the close of business on the day fixed by the Board of Directors as a record date for the determination of the Stockholders entitled to vote at such meeting, or if no such date has been fixed, of record at the close of business on the day next preceding the day on which notice is given. Notice shall be in writing and shall be delivered to each Stockholder in person or sent by United States Mail, postage prepaid, addressed as set forth on the books of the Corporation. A waiver of such notice, in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Except as otherwise required by statute, notice of any adjourned meeting of the Stockholders shall not be required.

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     Section 6. Quorum.
     ------------------
     Except as may otherwise be required by statute, the presence at any meeting, in person or by proxy, of the holders of record of one-third of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the Stockholders entitled to vote, present in person or by proxy, or, if no Stockholder entitled to vote is present in person or by proxy, any Officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time for a period not exceeding sixty (60) days in any one case. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. The Stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

     Section 7. Voting.
     ------------------
     Except as may otherwise be provided by statute or these Bylaws, including the provisions of Section 4 of Article VIII hereof, each Stockholder shall at every meeting of the Stockholders be entitled to one (1) vote, in person or by proxy, for each share of the voting capital stock held by such Stockholder. However, no proxy shall be voted on after eleven (11) months from its date, unless the proxy provides for a longer period. At all meetings of the Stockholders, except as may otherwise be required by statute, the Articles of Incorporation of this Corporation, or these Bylaws, if a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders.

     Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said stock and vote thereon.

     Shares of the capital stock of the Corporation belonging to the Corporation shall not be voted directly or indirectly.

     Section 8. Consent of Stockholders in Lieu of Meeting.
     ------------------------------------------------------
     Whenever the vote of Stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, by any provision of statute, these Bylaws, or the Articles of Incorporation, the meeting and vote of Stockholders may be dispensed with if all the Stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

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

     Section 9. Telephonic Meeting.
     ------------------------------
     Any meeting held under this Article III may be held by telephone, in accordance with the provisions of the Colorado Business Corporation Act.

     Section 10. List of Stockholders Entitled to Vote.
     --------------------------------------------------
     The Officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every annual meeting, a complete list of the Stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder during ordinary business hours, for a period of at least ten (10) days prior to election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held. The list shall be produced and kept at the time and place of election during the whole time thereof and be subject to the inspection of any Stockholder who may be present.

                                   ARTICLE IV
                               Board of Directors
                               ------------------

     Section 1. General Powers.
     --------------------------
     The business and affairs of the Corporation shall be managed by the Board of Directors, except as otherwise provided by statute, the Articles of Incorporation of the Corporation, or these Bylaws.

     Section 2. Number and Qualifications.
     -------------------------------------
     The Board of Directors shall consist of at least two (2) members, and not more than five (5) members, as shall be designated by the Board of Directors from time to time, and in the absence of such designation, the Board of Directors shall consist of two (2) members. This number may be changed from time to time by resolution of the Board of Directors. However, no such change shall have the effect of reducing the number of members below two (2). Directors need not be residents of the State of Colorado or Stockholders of the Corporation. Directors shall be natural persons of the age of eighteen (18) years or older.

     Section 3. Election and Term of Office.
     ---------------------------------------
     Members of the initial Board of Directors of the Corporation shall hold office until the first annual meeting of Stockholders. At the first annual meeting of Stockholders, and at each annual meeting thereafter, the Stockholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office until his successor is duly elected and qualified, unless sooner displaced. Election of Directors need not be by ballot.

     Section 4. Compensation.
     ------------------------
     The Board of Directors may provide by resolution that the Corporation shall allow a fixed sum and reimbursement of expenses for attendance at meetings of the Board of Directors and for other services rendered on behalf of the Corporation. Any Director of the Corporation may also serve the Corporation in any other capacity, and receive compensation therefor in any form, as the same may be determined by the Board in accordance with these Bylaws.

     Section 5. Removals and Resignations.
     -------------------------------------
     Except as may otherwise be provided by statute, the Stockholders may, at any special meeting called for the purpose, by a vote of the holders of the majority of the shares then entitled to vote at an election of Directors, remove any or all Directors from office, with or without cause.

     A Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. The resignation shall take effect immediately upon the receipt of the notice, or at any later period of time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires acceptance for it to be effective.

     Section 6. Vacancies.
     ---------------------
     Any vacancy occurring in the office of a Director, whether by reason of an increase in the number of directorships or otherwise, may be filled by a majority of the Directors then in office, though less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, unless sooner displaced.

     When one or more Directors resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Each Director so chosen shall hold office as herein provided in the filling of other vacancies.

     Section 7. Executive Committee.
     -------------------------------
     By resolution adopted by a majority of the Board of Directors, the Board may designate one or more committees, including an Executive Committee, each consisting of one (1) or more Directors. The Board of Directors may designate one (1) or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution and except as may otherwise be provided by statute, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require the same. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. If there be more than two (2) members on such committee, a majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board. If there be only two (2) members, unanimity of action shall be required. Committee action may be by way of a written consent signed by all committee members. The Board shall have the power at any time to fill vacancies on committees, to discharge or abolish any such committee, and to change the size of any such committee.

     Except as otherwise prescribed by the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum, and manner of acting as it shall deem proper and desirable.

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

     Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors. Failure to submit such record, or failure of the Board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.

                                    ARTICLE V
                         Meetings of Board of Directors
                         ------------------------------

     Section 1. Annual Meetings.
     ---------------------------
     The Board of Directors shall meet each year immediately after the annual meeting of the Stockholders for the purpose of organization, election of Officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

     Section 2. Regular Meetings.
     ----------------------------
     The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place of such meetings. Regular meetings may be held within or without the State of Colorado. The Board need not give notice of regular meetings provided that the Board promptly sends notice of any change in the time or place of such meetings to each Director not present at the meeting at which such change was made.

     Section 3. Special Meetings.
     ----------------------------
     The Board may hold special meetings of the Board of Directors at any place, either within or without the State of Colorado, at any time when called by the President, or two or more Directors. Notice of the time and place thereof shall be given to and received by each Director at least three (3) days before the meeting. A waiver of such notice in writing, signed by the person or persons entitled to said notice, either before or after the time stated therein, shall be deemed equivalent to such notice. Notice of any adjourned special meeting of the Board of Directors need not given.

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

     Section 4. Quorum.
     ------------------
     The presence, at any meeting, of a majority of the total number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise required by statute, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; however, if only one (1) Director is present, unanimity of action shall be required. In the absence of a quorum, a majority of the Directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum is present.

     Section 5. Consent of Directors in Lieu of Meeting.
     ---------------------------------------------------
     Unless otherwise restricted by statute, the Board may take any action required or permitted to be taken at any meeting of the Board of Directors without a meeting, if a written consent thereto is signed by all members of the Board, and such written consent is filed with the minutes of proceedings of the Board.

     Section 6. Telephonic Meeting.
     ------------------------------
     Any meeting held under this Article V may be held by telephone, in accordance with the provisions of the Colorado Business Corporation Act.

     Section 7. Attendance Constitutes Waiver.
     -----------------------------------------
     Attendance of a Director at a meeting constitutes a waiver of any notice to which the Director may otherwise have been entitled, except where a Director attends a meeting for the express purpose of objecting the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VI
                                    Officers
                                    --------

     Section 1. Number.
     ------------------
     The Corporation shall have a President, one or more Vice Presidents as the Board may from time to time elect, a Secretary and a Treasurer, and such other Officers and Agents as may be deemed necessary. One person may hold any two offices except the offices of President and Secretary.

     Section 2. Election, Term of Office and Qualifications.
     -------------------------------------------------------
     The Board shall choose the Officers specifically designated in Section 1 of this Article VI at the annual meeting of the Board of Directors and such Officers shall hold office until their successors are chosen and qualified, unless sooner displaced. Officers need not be Directors of the Corporation.

     Section 3. Subordinate Officers.
     --------------------------------
     The Board of Directors, from time to time, may appoint other Officers and Agents, including one or more Assistant Secretaries and one or more Assistant Treasurers, each of whom shall hold office for such period, and each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors from time to time may determine. The Board of Directors may delegate to any Officer the power to appoint any such subordinate Officers and Agents and to prescribe their respective authorities and duties.

     Section 4. Removals and Resignations.
     -------------------------------------
     The Board of Directors may, by vote of a majority of their entire number, remove from office any Officer or Agent of the Corporation, appointed by the Board of Directors.

     Any Officer may resign at any time by giving written notice to the Board of Directors. The resignation shall take effect immediately upon the receipt of the notice, or any later period of time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires acceptance for it to be effective.

     Section 5. Vacancies.
     ---------------------
     Whenever any vacancy shall occur in any office by death, resignation, removal, or otherwise, it shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for the regular election or appointment to such office, at any meeting of Directors.

     Section 6. The President.
     -------------------------
     The President shall be the chief executive officer of the Corporation and, subject to the direction and under the supervision of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, and shall have control over its Officers, Agents and Employees. The President shall preside at all meetings of the Stockholders and of the Board of Directors at which he is present. The President shall do and perform such other duties and may exercise such other powers as these Bylaws or the Board of Directors from time to time may assign to him.

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

     Section 7. The Vice President.
     ------------------------------
     At the request of the President or in the event of his absence or disability, the Vice President, or in case there shall be more than one Vice President, the Vice President designated by the President, or in the absence of such designation, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President shall perform such other duties and may exercise such her powers as from time to time these Bylaws or by the Board of Directors or the President be assign to him.

     Section 8. The Secretary. The Secretary shall:
     ------------------------

     a. record all the proceedings of the meetings of the Corporation and Directors in a book to be kept for that purpose;

     b. have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under the direction of the Secretary), an original or duplicate of which shall be kept at the principal office or place of business of the Corporation in the State of Colorado;

     c.   see that all notices are duly and properly given;

     d. be custodian of the records of the Corporation and the Board of Directors, and the and of the seal of the Corporation, and see that the seal is affixed to all stock certificates prior to their issuance and to all documents for which the Corporation has authorized execution on its behalf under its seal;

     e. see that all books, reports, statements, certificates, and other documents and records required by law to be kept or filed are properly kept or filed;

     f. in general, perform all duties and have all powers incident to the office of Secretary, and perform such other duties and have such other powers as these Bylaws, the Board of Directors or the President from time to time may assign to him; and

     g. prepare and make, at least ten (10) days before every election of Directors, a complete list of the Stockholders entitled to vote at said election, arranged in alphabetical order.

     Section 9. The Treasurer.  The Treasurer shall:
     -------------------------

     a. have supervision over the funds, securities, receipts and disbursements of the Corporation;

     b. cause all moneys and other valuable effects of the Corporation to be deposited in its name and to its credit, in such depositories as the Board of Directors or, pursuant to authority conferred by the Board of Directors, its designee shall select;

     c. cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, when such disbursements shall have been duly authorized;

     d. cause proper vouchers for all moneys disbursed to be taken and preserved;

     e. cause correct books of accounts of all its business and transactions to be kept at the principal office of the Corporation;

     f. render an account of the financial condition of the Corporation and of his transactions as Treasurer to the President or the Board of Directors, whenever requested;

     g. be empowered to require from the Officers or Agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation; and

     h. in general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors or the President.

     Section 10. Salaries.
     ---------------------
     The Board of Directors shall from time to time fix the salaries of the Officers of the Corporation. The Board of Directors may delegate to any person the power to fix the salaries or other compensation of any Officers or Agents appointed, in accordance with the provisions of Section 3 of this Article VI. No Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation. Nothing contained in this Bylaw shall be construed so as to obligate the Corporation to pay any Officer a salary, which is within the sole discretion of the Board of Directors.

     Section 11. Surety Bond.
     ------------------------
     The Board of Directors may in its discretion secure the fidelity of any or all of the Officers of the Corporation by bond or otherwise.


                                   ARTICLE VII
                            Execution of Instruments
                            ------------------------

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

     Section 1. Checks, Drafts, Etc.
     -------------------------------
     The President and the Secretary or Treasurer shall sign all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the Corporation, and all assignments or endorsements of stock certificates, registered bonds or other securities, owned by the Corporation, unless otherwise directed by the Board of Directors, or unless otherwise required by law. The Board of Directors may, however, authorize any Officer to sign any of such instruments for and on behalf of the Corporation without necessity of countersignature, and may designate Officers or Employees of the Corporation other than those named above who may, in the name of the Corporation, sign such instruments.

     Section 2. Execution of Instruments Generally.
     ----------------------------------------------
     Subject always to the specific direction of the Board of Directors, the President shall execute all deeds and instruments of indebtedness made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party, in its name, attested by the Secretary. The Secretary, when necessary required, shall affix the corporate seal thereto.

     Section 3. Proxies.
     -------------------
     The President and the Secretary or an Assistant Secretary of the Corporation or by any other person or persons duly authorized by the Board of Directors may execute and deliver proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation from time to time on behalf of the Corporation.

                                  ARTICLE VIII
                                  Capital Stock
                                  -------------

     Section 1. Certificates of Stock.
     ---------------------------------
     Every holder of stock in the Corporation shall be entitled to have a certificate, signed in the name of the Corporation by the President and by the Secretary of the Corporation, certifying the number of shares owned by that person in the Corporation.

     Certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors.

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     Section 2. Transfer of Stock.
     -----------------------------
     Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by his attorney duly authorized in writing, upon surrender to the Corporation of the certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require. Surrendered certificates shall be cancelled and shall be attached to their proper stubs in the stock certificate book.

     Section 3. Rights of Corporation with Respect to Registered Owners.
     -------------------------------------------------------------------
     Prior to the surrender to the Corporation of the certificates for shares of stock with a request to record the transfer of such shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

     Section 4. Closing Stock Transfer Book.
     ---------------------------------------
     The Board of Directors may close the Stock Transfer Book of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of Stockholders, the date for payment of any dividend, the date for the allotment of rights, the date when any change, conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty (50) days in connection with obtaining the consent of Stockholders for any purpose. However, in lieu of closing the Stock Transfer Book, the Board of Directors may in advance fix a date, not exceeding fifty (50) days preceding the date of any meeting of Stockholders, the date for the payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent. In such case such Stockholders of record on the date so fixed, and only such Stockholders shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

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     Section 5. Lost, Destroyed and Stolen Certificates.
     ---------------------------------------------------
     The Corporation may issue a new certificate of shares of stock in the place of any certificate theretofore issued and alleged to have been lost, destroyed or stolen. However, the Board of Directors may require the owner of such lost, destroyed or stolen certificate or his legal representative, to: (a) request a new certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) furnish an affidavit as to such loss, theft or destruction; (c) file with the Corporation a sufficient indemnity bond; or (d) satisfy such other reasonable requirements, including evidence of such loss, destruction, or theft as may be imposed by the Corporation.

                                   ARTICLE IX
                                    Dividends
                                    ---------

     Section 1. Sources of Dividends.
     --------------------------------
     The Directors of the Corporation, subject to the Colorado Business Corporation Act, may declare and pay dividends upon the shares of the capital stock of the Corporation.

     Section 2. Reserves.
     --------------------
     Before the payment of any dividend, the Directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and the Directors may abolish any such reserve in the manner in which it was created.

     Section 3. Reliance on Corporate Records.
     -----------------------------------------
     A Director in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities, and net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid shall be fully protected.

     Section 4. Manner of Payment.
     -----------------------------
     Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

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                                    ARTICLE X
                              Seal and Fiscal Year
                              --------------------

     Section 1. Seal.
     ----------------
     The corporate seal, subject to alteration by the Board of Directors, shall be in the form of a circle, shall bear the name of the Corporation, and shall indicate its formation under the laws of the State of Colorado and the year of incorporation. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed, or otherwise reproduced.

     Section 2. Fiscal Year.
     -----------------------
     The Board of Directors shall, in its sole discretion, designate a fiscal year for the Corporation.

                                   ARTICLE XI
                                   Amendments
                                   ----------

     Except as may otherwise be provided herein, a majority vote of the whole Board of Directors at any meeting of the Board shall be sufficient to amend or repeal these Bylaws.

                                   ARTICLE XII
                    Indemnification of Officers and Directors
                    -----------------------------------------

     Section 1. Exculpation.
     -----------------------
     No Director or Officer of the Corporation shall be liable for the acts, defaults, or omissions of any other Director or Officer, or for any loss sustained by the Corporation, unless the same has resulted from his own willful misconduct, willful neglect, or gross negligence.

     Section 2. Indemnification.
     ---------------------------
     Each Director and Officer of the Corporation and each person who shall serve at the Corporation's request as a director or officer of another corporation in which the Corporation owns shares of capital stock or of which it is a creditor shall be indemnified by the Corporation against all reasonable costs, expenses and liabilities (including reasonable attorneys' fees) actually and necessarily incurred by or imposed upon him in connection with, or resulting from any claim, action, suit, proceeding, investigation, or inquiry of whatever nature in which he may be involved as a party or otherwise by reason of his being or having been a Director or Officer of the Corporation or such director or officer of such other corporation, whether or not he continues to be a Director or Officer of the Corporation or a director or officer of such other corporation, at the time of the incurring or imposition of such costs, expenses or liabilities, except in relation to matters as to which he shall be finally adjudged in such action, suit, proceeding, investigation, or inquiry to be liable for willful misconduct, willful neglect, or gross negligence toward or on behalf of the Corporation in the performance of his duties as such Director or Officer of the Corporation or as such director or officer of such other corporation. As to whether or not a Director or Officer was liable by reason of willful misconduct, willful neglect, or gross negligence toward or on behalf of the Corporation in the performance of his duties as such Director or Officer of the Corporation or as such director or officer of such other corporation, in the absence of such final adjudication of the existence of such liability, the Board of Directors and each Director and Officer may conclusively rely upon an opinion of independent legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right to indemnification shall be in addition to and not in limitation of all other rights which such person may be entitled as a matter of law, and shall inure to the benefit of the legal representatives of such person.

     Section 3. Liability Insurance.
     -------------------------------
     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not he is indemnified against such liability by this Article XII.

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